As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROSETTA STONE INC.

(Exact name of registrant as specified in its charter)

Delaware	043837082
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

1919 North Lynn St., 7th Fl, Arlington, Virginia	22209
(Address of Principal Executive Offices)	(Zip Code)

2009 Omnibus Incentive Plan (Amended and Restated)

(Full title of the plan)

Michael C. Wu

General Counsel

1919 North Lynn Street

7th Floor

Arlington, Virginia 22209

Telephone: 800-788-0822

Copies to:

Brian P. Fenske.

Fulbright & Jaworski LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $0.00005 par value per share To be issued under the 2009 Omnibus Incentive Plan	2,317,000	$16.72	$38,728,655	$5,283

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plans as a result of stock splits, stock dividends or similar transactions.

(2) Estimated in accordance with Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average high and low prices of the Common Stock on August 2, 2013, as reported on the NYSE.

EXPLANATORY NOTE

Rosetta Stone Inc., a Delaware corporation (the “Company” or the “Registrant”), previously registered 2,437,744 shares of its Common Stock, $0.00005 par value per share (“Common Stock”), available for grant of awards under the Company’s 2009 Omnibus Incentive Plan (the “2009 Plan”). The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement with the Securities and Exchange Commission (“SEC”) on April 28, 2009 (File Number 333-158828), in accordance with the Securities Act (the “First Registration Statement”).

The Company’s Board of Directors adopted, and on May 26, 2011 the stockholders of the Company approved, an amendment to the 2009 Plan to provide that, among other things, an additional 1,000,000 shares of Common Stock be available under the 2009 Plan. The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement with the SEC on March 30, 2012 (File Number 333-180483), in accordance with the Securities Act (the “Second Registration Statement”).

The Company’s Board of Directors adopted, and on May 23, 2012 the stockholders of the Company approved, a second amendment to the 2009 Plan to provide that, among other things, an additional 1,122,930 shares of Common Stock be available under the 2009 Plan.  The registration of such shares of Common Stock was filed on a Form S-8 Registration Statement with the SEC on August 8, 2012 (File Number 333-183148), in accordance with the Securities Act (the “Third Registration Statement”, together with the First Registration Statement, and the Second Registration Statement, the “Prior Registration Statements”).

The Company’s Board of Directors adopted, and on May 23, 2013, the stockholders of the Company approved, a third amendment to the 2009 Plan, incorporated in the 2009 Omnibus Incentive Plan (Amended and Restated Effective February 21, 2013) to provide that, among other things, an additional 2,317,000 shares of Common Stock be available under the 2009 Plan.

This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities.  Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Commission:

(i)                                       Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012 as filed with the Commission on March 7, 2013;

(ii)                                    Registrant’s Quarterly Report on Form 10-Q filed for its fiscal quarter ended March 31, 2013, as filed with the Commission on May 8, 2013;

(iii)                                 Registrant’s Quarterly Report on Form 10-Q filed for its fiscal quarter ended June 30, 2013, as filed with the Commission on August 7, 2013;

(iv)                                Registrant’s Current Reports on Form 8-K filed with the Commission on March 12, 2013, April 2, 2013, April 4, 2013, April 9, 2013, May 28, 2013, June 6, 2013, June 11, 2013, June 13, 2013, July 25, 2013 and August 1, 2013; provided, however, that information furnished pursuant to Item 2.02 or Item 7.01 of any Form 8-K, including any exhibits included with such information, shall not be deemed incorporated by reference; and

(v)                                   The description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-34283) filed with the Commission on April 13, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on August 9, 2013.

ROSETTA STONE INC.

By:	/s/ STEPHEN M. SWAD
Stephen M. Swad
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Rosetta Stone Inc., hereby severally constitute and appoint Stephen M. Swad and Michael C. Wu, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ STEPHEN M. SWAD	President and Chief Executive Officer, Director	August 9, 2013
Stephen M. Swad	(Principal Executive Officer)

/s/ THOMAS M. PIERNO	Chief Financial Officer	August 9, 2013
Thomas M. Pierno	(Principal Financial and Accounting Officer)

/s/ JAMES P. BANKOFF	Director	August 9, 2013
James P. Bankoff

/s/ PHILLIP A. CLOUGH	Director	August 9, 2013
Phillip A. Clough

/s/ JOHN T. COLEMAN	Director	August 9, 2013
John T. Coleman

/s/ LAURENCE FRANKLIN	Director	August 9, 2013
Laurence Franklin

/s/ PATRICK W. GROSS	Director	August 9, 2013
Patrick W. Gross

/s/ MARGUERITE W. KONDRACKE	Director	August 9, 2013
Marguerite W. Kondracke

/s/ LAURA L. WITT	Director	August 9, 2013
Laura L. Witt

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1*	Specimen certificate evidencing shares of common stock
5.1	Opinion of Fulbright & Jaworski LLP regarding legality of securities being registered
23.1	Consent of Deloitte & Touche LLP, McLean Office, independent registered public accounting firm
23.2	Consent of Deloitte & Touche LLP, Seattle Office, independent auditor
23.3	Consent of Counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page to this Registration Statement)
99.1**	Rosetta Stone 2009 Omnibus Incentive Plan and forms of agreements thereunder (Amended and Restated effective February 21, 2013)

*     Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-153632), as declared effective on April 15, 2009.

**    Incorporated by reference to Appendix A filed with the Registrant’s’s Proxy Statement on Form DEF 14A (Registration No. 001-34283), as declared effective on April 12, 2013.